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                                                                 EXHIBIT 10.20


                           LOAN FORGIVENESS AGREEMENT

     This Loan Forgiveness Agreement, dated January 14, 2000, is by and between Datalink.net, Inc., a Nevada Corporation ("Datalink"), Anthony LaPine and Pamela LaPine (the "LaPines").

Recitals.
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A. Datalink and Anthony LaPine entered into an Employment Agreement, dated May
1, 1999, whereby Mr. LaPine agreed to serve as Chief Executive Officer of Datalink (the "Employment Agreement"). Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Employment Agreement.

B. Subject to the terms and conditions set forth herein, Mr. LaPine and Datalink desire to supplement the Employment Agreement to provide for the loan forgiveness of the principal and interest due under that certain Nonrecourse Promissory Note dated November 5, 1997 (the "Note"), provided that Mr. LaPine continues as Chief Executive Officer of Datalink through May 1, 2004.

Agreement.
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     NOW, THEREFORE in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

     1. Loan Forgiveness. At the close of business on May 1, 2004 (the "Fifth Anniversary"), all principal and interest due under that certain Nonrecourse Promissory Note, dated November 5, 1997 in the original principal amount of $1,050,000, executed and delivered by the LaPines in favor of Datalink (the "Note"), shall be automatically and immediately forgiven and cancelled, provided that the following conditions have been met:

          1.1 Mr. LaPine shall have continued as Chief Executive Officer of Datalink through the close of business on May 1, 2004; and

          1.2 There shall be no existing and uncured default by Mr. LaPine of any material obligation of his under the Employment Agreement.

Provided that the foregoing conditions have been met, at the close of business on the Fifth Anniversary, Datalink shall cancel the Note, record such cancellation on the books and records of DataLink and deliver the original Note, mark cancelled, to the LaPines, provided however, that Datalink's failure to perform any of the foregoing acts shall not in any way affect the automatic cancellation of the debts and obligations of the LaPines under the Note. Concurrently with the close of business on the Fifth Anniversary, the LaPines shall be forever and unconditionally released from all obligations and liabilities whatsoever under the Note.

          1.3 Acceleration. In the event of an acquisition, merger, or other consolidation in which Datalink.net is not the surviving corporation, or in the event of the death of Anthony LaPine, between the date of this Agreement and May 1, 2004, this Agreement shall automatically accelerate to cancel all the debts and obligations of the LaPines under the Note.






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     2. Jurisdiction, Venue and Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to abject to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement. To the extent permitted by law, service of process sufficient for personal jurisdiction in any action against either party may be made by registered or certified mail, return receipt requested, to its address indicated on the first page hereof.

     3. Validity. If any one or more of the provisions ( or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     4. Attorneys' Fees. The prevailing party shall be entitled to recover from the loosing party its attorneys' fees and cost incurred in any action or proceeding, including arbitration, brought to interpret this Agreement or to enforce any right arising out of this agreement.

     5. No Waiver of Rights. The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver of any such provision, or any other provision of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Loan Forgiveness Agreement as of the date first set forth above.

DATALINK:                                 DATALINK.NET, INC.


                                          By:
                                              -------------------------------
                                              Tali Durant, Secretary


MR. LAPINE:                               -----------------------------------
                                              Anthony LaPine


PAMELA LAPINE:                            -----------------------------------
                                              Pamela LaPine